EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74217 on Form S-8 of Community Trust Bancorp, Inc. (Corporation) of our reports dated March 9, 2007, relating to the consolidated financial statements of the Corporation and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Corporation for the year ended December 31, 2006.

/s/ BKD LLP
Louisville, Kentucky
March 9, 2007